UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 22, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 22, 2006, the Board of Directors (the “Board”) of Bally Total Fitness Holding Corporation (the “Company”) reduced the size of the Board from nine to six, the number of directors currently serving. In addition, the Board also determined not to nominate Steven S. Rogers for re-election as a director at the 2006 annual meeting of stockholders of the Company (the “Annual Meeting”). Accordingly, as Mr. Rogers is the only director in Class I, the Board determined to move Interim Chairman Don R. Kornstein from Class III to Class I so the Board consists of as close to an equal number of directors in each class as is practical. This adjustment was achieved through the resignation of Mr. Kornstein as a Class III director, followed by his immediate reelection by the Board as a Class I director. Further, the Board determined to nominate Mr. Kornstein for re-election as a Class I director for a new three-year term at the Annual Meeting.
     A copy of the press release announcing the reduction of the Board size and related actions is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits
99.1    Press Release, dated October 23, 2006, announcing the reduction of the Board size and related actions.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: October 24, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel